EXHIBIT 77Q1(a)(1) - Amended and Restated By-Laws of Registrant, dated November 16, 2005 filed via EDGAR herewith.

EXHIBIT 77Q1(a)(2) - Amendment No. 1 to Amended and Restated By-Laws of Registrant, dated August 23, 2006 filed via EDGAR herewith.

EXHIBIT 77Q1(e)(1) - Amendment to Investment Advisory Agreement between Phoenix Investment Counsel, Inc. and Registrant, dated June 28, 2006, On behalf of Phoenix Quality Small-Cap Fund and Phoenix Small-Cap Sustainable Growth Fund, filed via EDGAR with Post-Effective Amendment No. 22 (File No. 333-34537) on June 28, 2006 and incorporated herein by reference.

EXHIBIT 77Q1(e)(2) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Kayne Anderson Rudnick Investment Management, LLC, dated June 28, 2006, filed via EDGAR with Post-Effective Amendment
No. 22 (File No. 333-34537) on June 28, 2006 and incorporated herein by reference.